================================================================================
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                               (Amendment No. ___)

[x]  Filed by the Registrant

[ ]  Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14-a6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               HOMEFED CORPORATION
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE  (Check the appropriate box):

[x]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.):

     4)   Proposed maximum aggregate value of transaction: $

     5)   Total fee paid: $

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid: $

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                               HOMEFED CORPORATION

                                1903 WRIGHT PLACE
                                    SUITE 220
                           CARLSBAD, CALIFORNIA 92008

                             -----------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 12, 2000

                            ------------------------

                                                               June 20, 2000

To Our Stockholders:

           You are cordially invited to attend the Annual Meeting of Stockholders (the "Meeting") of HomeFed Corporation (the "Company") to be held on July 12, 2000, at 1:30 p.m., at Grand Pacific Palisades Resort and Hotel, 5805 Armada Drive, Carlsbad, California 92008, Ballroom A:

           1. To elect six Directors.

           2. To consider and vote upon a proposal to approve the Company's 2000 Stock Incentive Plan.

           3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 2000.

           4. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

           We will be giving a tour of our San Elijo Hills project for interested Stockholders. The tour will begin at 11:00 a.m. on the morning of the Annual Meeting and will last approximately two hours. If you would like to take this tour, please call Hale Yahyapour at (760) 602-3787, before July 5, 2000 to reserve a place on the tour for you and one invited guest. The tour will depart from the Grand Pacific Palisades Resort and Hotel. For directions to the hotel, please call Hale Yahyapour at (760) 602-3787.

           Only holders of record of the Company's common stock at the close of business on June 14, 2000 will be entitled to notice of and to vote at the Meeting. Please vote your shares, either (i) by signing, dating and mailing the enclosed proxy card in the accompanying postage prepaid envelope, (ii) by telephone using the toll-free telephone number printed on the proxy card, or
(iii) by voting on the Internet, using the instructions printed on the proxy card. This will assure that your shares are represented at the Meeting.




                                    By Order of the Board of Directors.

                                             CORINNE A. MAKI
                                             Secretary




NY2:\912861\08\JKD908!.DOC\64909.0001

                               HOMEFED CORPORATION

                                1903 WRIGHT PLACE
                                    SUITE 220
                           CARLSBAD, CALIFORNIA 92008

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                             -----------------------
                                                                June 20, 2000

           This Proxy Statement is being furnished to the Stockholders (the "Stockholders") of HomeFed Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Stockholders (the "Meeting") of the Company to be held on July 12, 2000 and at any adjournments thereof.

           At the Meeting, Stockholders will be asked:

           1. To elect six Directors;

           2. To consider and vote upon a proposal to approve the Company's 2000 Stock Incentive Plan;

           3. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors to audit the Consolidated Financial Statements of the Company and its subsidiaries for the year ended December 31, 2000; and

           4. To transact such other business as may properly come before the Meeting or any adjournments of the Meeting.

           The Board of Directors has fixed the close of business on June 14, 2000 as the record date (the "Record Date") for the determination of the holders of the Company's common stock, par value $.01 per share (the "Common Stock"), entitled to notice of and to vote at the Meeting. Each such Stockholder will be entitled to one vote for each share of Common Stock held on all matters to come before the Meeting and may vote in person or by proxy by completing the enclosed proxy card and returning it in the enclosed postage prepaid envelope or, as indicated on the proxy card, by voting on the Internet or by voting by telephone. At the close of business on June 14, 2000, there were 56,807,826 shares of Common Stock entitled to vote.

           This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Stock on or about June 20, 2000.

                                   THE MEETING

DATE, TIME AND PLACE

           The Meeting will be held on July 12, 2000, at 1:30 p.m., local time, at Grand Pacific Palisades Resort and Hotel, 5805 Armada Drive, Carlsbad, California 92008, Ballroom A.

MATTERS TO BE CONSIDERED

           At the Meeting, Stockholders will be asked to consider and vote to elect six Directors, to approve the 2000 Stock Incentive Plan and to ratify the selection of independent auditors. See "ELECTION OF DIRECTORS," "PROPOSED 2000 STOCK OPTION PLAN" and "RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS." The Board of Directors knows of no matters that are to be brought before the Meeting other than as set forth in the Notice of Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

RECORD DATE; SHARES OUTSTANDING AND ENTITLED TO VOTE

           Stockholders as of the Record Date (i.e., the close of business on June 14, 2000) are entitled to notice of and to vote at the Meeting. As of the Record Date, there were 56,807,826 shares of Common Stock outstanding and entitled to vote, with each share entitled to one vote.

REQUIRED VOTES

           Election of Directors. Under Delaware law, the affirmative vote of the holders of a plurality of the Common Stock present and entitled to vote on the election of Directors at the Meeting is required to elect each Director. Consequently, only shares that are voted in favor of a particular nominee will be counted toward such nominee's achievement of a plurality. For purposes of the election of Directors, abstentions will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted toward the presence of a quorum.

           2000 Stock Incentive Plan. Under Delaware law, the affirmative vote of the holders of a majority of the Common Stock present and entitled to vote on this matter is required to approve the 2000 Stock Incentive Plan. Broker non-votes (which occur when brokers submit proxies that do not indicate votes for proposals because they lack discretionary authority and have not received voting instructions) are not counted in determining the stock entitled to vote on the matter in connection with the approval of the 2000 Stock Incentive Plan, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares in respect of which the majority is calculated. Abstentions are counted as shares "entitled to vote" at the Meeting in determining both the presence of a quorum and the existence of a majority and, consequently, have the effect of a vote "against" any matter as to which they are specified.

           Other Matters. The ratification of the selection of PricewaterhouseCoopers LLP as independent auditors is being submitted to Stockholders because the Board of Directors believes that such action follows sound corporate practice and is in the best interests of the Stockholders. If the Stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the Common Stock present and entitled to vote on the matter, the selection of independent auditors will be reconsidered by the Board. If the Stockholders ratify the selection, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company and its Stockholders. Broker non-votes are not counted in determining the stock entitled to vote on the matter in connection with the ratification of auditors, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated. Abstentions are counted as shares "entitled to vote" at the Meeting in determining the presence of a quorum and have the effect of a vote "against" any matter as to which they are specified.

           Joseph S. Steinberg, Chairman of the Board of Directors, beneficially owns 7,199,280 shares of Common Stock or approximately 12.7% of the Common Stock outstanding at the Record Date; and two trusts for the benefit of Mr. Steinberg's children (the "Steinberg Children Trusts") beneficially own 893,258 shares of Common Stock or approximately 1.6% of the Common Stock outstanding at the Record Date. Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the Steinberg Children Trusts. Ian M. Cumming, a Director, beneficially owns 7,847,609 shares of Common Stock or approximately 13.8% of the Common Stock outstanding at the Record Date. The Cumming Foundation and the Joseph S. and Diane H. Steinberg 1992 Charitable Trust, private charitable foundations independently established by Messrs. Cumming and Steinberg, respectively, beneficially own 73,297 shares of Common Stock or approximately 0.1% and 23,815 (less than 0.1%) of the Common Stock outstanding at the Record Date, respectively. Mr. Cumming and Mr. Steinberg each disclaims beneficial ownership of the Common Stock held by their respective private charitable foundations. Messrs. Cumming and Steinberg have advised the Company that they intend to cause all Common Stock that they beneficially own and all Common Stock beneficially owned by their charitable foundations to be voted in favor of each nominee named herein, in favor of approval of the 2000 Stock Incentive Plan and in favor of ratification of the selection of independent auditors. In addition to Messrs. Cumming and Steinberg, all other Directors and officers of the Company beneficially own less then 0.1% of the Common Stock outstanding at the Record Date.

VOTING AND REVOCATION OF PROXIES

           Stockholders are requested to vote by proxy in one of three ways:

         o        Use the toll-free telephone number shown on your proxy card;

         o Visit the Internet website at www.voteproxy.com and follow the on-screen instructions; or

         o Mail, date, sign and promptly return your proxy card in the enclosed postage prepaid envelope.

           Shares of Common Stock represented by properly executed proxies received by the Company or voted by telephone or via the Internet, which are not revoked will be voted at the Meeting in accordance with the instructions contained therein. If instructions are not given, proxies will be voted FOR election of each nominee for director named herein, FOR approval of the 2000 Stock Incentive Plan and FOR ratification of the selection of independent auditors.

           Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate Stockholder identities, to allow Stockholders to give voting instructions and to confirm that Stockholders' instructions have been recorded properly. A Control Number, located on the proxy card, will identify Stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the Stockholder. If you do vote by Internet or telephone, it will not be necessary to return your proxy card.

           If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

           If a Stockholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the Meeting and votes in person, his or her shares will not be voted.

           Any proxy signed and returned by a Stockholder or voted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, at the address of the Company set forth herein, by executing and delivering a later-dated proxy (either in writing, by telephone or via the Internet) or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.

PROXY SOLICITATION

           The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, Directors, officers and regular employees of the Company may solicit proxies from Stockholders by telephone, telegram, personal interview or otherwise. Such Directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

INDEPENDENT AUDITORS

           The Company has been advised that representatives of PricewaterhouseCoopers LLP, the Company's independent auditors for 1999, will attend the Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.



                              ELECTION OF DIRECTORS

           At the Meeting, six Directors are to be elected to serve until the next Meeting or until their successors are elected and qualified. The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the six nominees named by the Board of Directors and listed on the following table. The Board of Directors does not expect that any of the nominees will be unavailable for election as a Director. However, if by reason of an unexpected occurrence one or more of the nominees is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominees as the Board of Directors of the Company may propose. The following information is as of June 5, 2000.

                                    Age, period served as Director, other
Name and present                    business experience during the last five
position with the Company           years and family relationships
----------------------------        --------------------------------------------

Paul J. Borden,
   President................        Mr. Borden, 51, has served as a director and
                                    President of the Company since May 1998. Mr.
                                    Borden has been a Vice President of Leucadia
                                    National Corporation, a diversified
                                    financial services holding company
                                    ("Leucadia"), from August 1988 through May
                                    2000, responsible for overseeing many of Leucadia's real estate investments. Mr.
                                    Borden is also a Vice President of various subsidiaries of Leucadia.

Patrick D. Bienvenue........        Mr. Bienvenue, 45, has served as a director
                                    of the Company since 1998 and has been
                                    President of Leucadia Financial Corporation
                                    ("Leucadia Financial"), a subsidiary of
                                    Leucadia, since June 1998. Since January
                                    1996, Mr. Bienvenue has been President of
                                    Rosemary Beach Land Company, a subsidiary of
                                    Leucadia and, from 1992 until December 1995, he was President and Chief Executive Officer of Torwest Inc., a property development and investment company.

Timothy M. Considine........        Mr. Considine, 59, has served as a director
                                    of the Company since 1992, serving as
                                    Chairman of the Board from 1992 to December
                                    1999, and has been Managing Partner of
                                    Considine and Considine, an accounting firm in San Diego, California, since 1969.

Ian M. Cumming..............        Mr. Cumming, 59, has served as a director of
                                    the Company since May 1999. Mr. Cumming has been a director and Chairman of the Board of Leucadia since June 1978. He is also a director of Allcity Insurance Company
                                    ("Allcity"), a property and casualty insurer that is approximately 90% owned by Leucadia, MK Gold Company ("MKGold"), an international mining company that is approximately 73% owned by Leucadia, and Skywest, Inc., a Utah-based regional air carrier.

Michael A. Lobatz...........        Dr. Lobatz, 51, has served as a director of
                                    the Company since February 1995 and has been a practicing physician in San Diego, California since 1981.

Joseph S. Steinberg.........        Mr. Steinberg, 56, has served as a director
                                    of the Company since August 1998 and as
                                    Chairman of the Board since December 1999.
                                    Mr. Steinberg has been President of Leucadia since December 1978 and a director of Leucadia since January 1979. He is also a director of Allcity, MK Gold and Jordan
                                    Industries, Inc., a company that owns and manages manufacturing companies and is approximately 10% owned by Leucadia.

     The Board of Directors recommends a vote FOR the above-named nominees.

                             INFORMATION CONCERNING
                   THE BOARD OF DIRECTORS AND BOARD COMMITTEES

MEETINGS AND COMMITTEES

           During 1999, the Board of Directors held five meetings and took action by unanimous written consent on two other occasions.

           The Board of Directors has a standing Audit Committee. The functions of the Audit Committee are to assist the Board of Directors in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing (i) the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, (ii) the Company's systems of internal accounting and financial controls and (iii) the annual independent audit of the Company's financial statements and to recommend to the Board independent auditors for the Company. The Audit Committee was formed in March 2000 and consists of Mr. Considine (Chairman) and Dr. Lobatz, each of whom is "independent" as "independence" is defined under the New York Stock Exchange, Inc.'s listing standards. A copy of the Audit Committee Charter, as adopted by the Board of Directors on March 8, 2000, is included in this Proxy Statement as Annex A.


           During 1999, all Directors attended at least 75% of the meetings of the Board.



                  PRESENT BENEFICIAL OWNERSHIP OF COMMON STOCK

           Set forth below is certain information as of June 5, 2000 with respect to the beneficial ownership of Common Stock by (i) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Stock (the Company's only class of voting securities), (ii) each Director, (iii) the executive officers named in the Summary Compensation Table under "Executive Compensation," (iv) the Steinberg Children Trusts and private charitable foundations established by Mr. Cumming and Mr. Steinberg and
(v) all executive officers and Directors of the Company as a group.

                                                     Number of Shares
Name and Address                                       and Nature of                 Percent
of Beneficial Owner                                Beneficial Ownership             Of Class
-------------------                                --------------------             --------
Patrick D. Bienvenue............................         10,000                         *
Paul J. Borden..................................         15,783                         *
Timothy M. Considine............................         14,859  (a)                    *
Ian M. Cumming..................................      7,847,609  (b)(c)               13.8%
Michael A. Lobatz...............................         10,000                         *
Curt R. Noland..................................         25,000                         *
Joseph S. Steinberg.............................      7,197,380  (c)(d)               12.7%
The Steinberg Children Trusts...................        893,258  (e)                  1.6%
Cumming Foundation..............................         73,297  (f)                  0.1%
The Joseph S. and Diane H. Steinberg
     1992 Charitable Trust......................         23,815  (g)                    *
All Directors and executive officers
   as a group (11 persons)......................      15,512,475                      27.3%


-------------------
* Less than 0.1%.

(a) Includes 4,859 shares held by the Considine and Considine Retirement Plan. Mr. Considine is the Managing Partner of Considine and Considine, an accounting firm in San Diego, California.

(b) Includes 211,319 shares of Common Stock (0.4%) beneficially owned by Mr. Cumming's wife (directly and through trusts for the benefit of Mr. Cumming's children of which Mr. Cumming's wife is trustee) as to which Mr. Cumming may be deemed to be the beneficial owner.

(c) Messrs. Cumming and Steinberg have an oral agreement pursuant to which they will consult with each other as to the election of a mutually acceptable Board of Directors of the Company.

         The business address for Messrs. Cumming and Steinberg is c/o Leucadia National Corporation, 315 Park Avenue South, New York, New York 10010.

(d) Includes 34,861 shares of Common Stock (less than 0.1%) beneficially owned by Mr. Steinberg's wife as to which Mr. Steinberg may be deemed to be the beneficial owner.

(e) Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the Steinberg Children Trusts.

(f) Mr. Cumming is a trustee and President of the foundation and disclaims beneficial ownership of the Common Stock held by the foundation.

(g) Mr. Steinberg and his wife are trustees of the trust. Mr. Steinberg disclaims beneficial ownership of the Common Stock held by the trust.

           As of June 5, 2000, Cede & Co. held of record 44,605,445 shares of Common Stock (approximately 78.5% of the total Common Stock outstanding). Cede & Co. held such shares as a nominee for broker-dealer members of The Depository Trust Company, which conducts clearing and settlement operations for securities transactions involving its members.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

           Set forth below is certain information with respect to the compensation paid by the Company for services in all capacities to the Company and its subsidiaries during the years ended 1999 and 1998 to (i) the Company's President and chief executive officer, Paul J. Borden, and (ii) the one other executive officer of the Company whose total annual salary and bonus exceeded $100,000 during these periods. The services of the Company's President and chief executive officer are provided pursuant to an Administrative Services Agreement with Leucadia Financial. As a result, Mr. Borden receives compensation from Leucadia and does not receive any compensation from the Company. See "Certain Relationships and Related Transactions."



                                         Annual Compensation
                        ------------------------------------------------------
Name and Principal
    Position               Year                Salary                Bonus
    --------               ----                ------                -----

Paul J. Borden,            1999                  -                     -
President (1)              1998                  -                     -

Curt R. Noland,            1999               $100,000             $103,000
Vice President (2)         1998               $ 23,846             $ 53,000

-------------

(1) Mr. Borden became President of the Company in May 1998. Mr. Borden is an officer of various Leucadia subsidiaries and receives compensation from Leucadia. See "Certain Relationships and Related Transactions" below.

(2)      Mr. Noland began his employment with the Company on October 1, 1998.


           In March 2000, options to purchase an aggregate of 180,000 shares of Common Stock at an exercise price of $.75 per share were granted and 250,000 shares of restricted stock were issued to eligible participants pursuant to the Company's 1999 Stock Incentive Plan. Of such amounts, options to purchase an aggregate of 50,000 shares of Common Stock and 10,000 shares of restricted stock were issued to Mr. Borden, options to purchase an aggregate of 25,000 shares of Common Stock and 25,000 shares of restricted stock were issued to Mr. Noland and each director (in addition to Mr. Borden) received 10,000 shares of restricted stock. For additional information, see "Report of the Compensation Committee of the Board of Directors."


                            COMPENSATION OF DIRECTORS

           In 1999, Directors who are also employees of the Company, Leucadia or Leucadia Financial received no remuneration for services as a member of the Board or any committee of the Board. In 1999, each Director who was not an employee of the Company, Leucadia or Leucadia Financial was paid $3,000 for attendance at each regular meeting of the Board of Directors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Since emerging from bankruptcy in 1995, administrative and managerial support have been provided to the Company by Leucadia. Leucadia funded the Company's bankruptcy plan by purchasing stock and debt of the Company. All stock of the Company that had been owned by Leucadia was distributed to Leucadia's shareholders in a transaction that was completed in 1999.

           Set forth below is information concerning agreements or relationships between the Company and Leucadia and its subsidiaries.

DEVELOPMENT AGREEMENT

           In August 1998, upon approval of the Board of Directors, with Mr. Borden, then a Leucadia Vice President as well as a Director of the Company, not voting, the Company entered into a development management agreement with an indirect subsidiary of Leucadia to become development manager of the San Elijo Hills project, a master planned community in San Diego County, California, of approximately 3,400 homes and apartments as well as commercial properties. As development manager, the Company is responsible for the overall management of the project, including arranging financing, coordinating marketing and sales activity, and acting as construction manager. The development agreement provides that the Company will receive certain fees in connection with the project. These fees consist of marketing, field overhead and management service fees, which are based on a fixed percentage of gross revenues received by the project and are expected to cover the Company's cost of providing these services. The development agreement also provides for a success fee to the Company out of the net cash flow, if any, from the project, as determined in accordance with the development agreement, subject to a maximum success fee. Whether a success fee, if it is earned, will be paid to the Company prior to the conclusion of the project will be at the discretion of the project owner. From January 1, 1999 through March 31, 2000, the Company has received $878,000 in marketing, field overhead and management services fees under the development agreement.

AMENDED LOAN AGREEMENT

           The Company's chapter 11 plan of reorganization was funded principally by the issuance of a $20,000,000 convertible note to Leucadia Financial. As of August 14, 1998, in connection with the development agreement, the Company and Leucadia Financial entered into an Amended and Restated Loan Agreement, pursuant to which the original convertible note and the related loan agreement were restructured. The restructured note, dated August 14, 1998, has a principal amount of approximately $26,500,000 including the principal amount of the original note and additions to principal resulting from accrued and unpaid interest, as allowed under the terms of the original note. The restructured note extended the maturity date from July 3, 2003 to December 31, 2004, reduced the interest rate from 12% to 6% and eliminated the convertibility feature of the original note. Interest only on the restructured note is paid quarterly and all unpaid principal is due on the date of maturity. From January 1, 1999 through March 31, 2000, the Company has paid approximately $1,983,000 in interest on the original note and the restructured note.

STOCK PURCHASE AGREEMENTS

           In August and October 1998, the Company entered into two stock purchase agreements with Leucadia that were subsequently assigned to a trust for the benefit of Leucadia shareholders. Under these agreements, in July 1999, the Company sold a total of 46,557,826 additional shares of Common Stock to the trust for a total purchase price of $8,380,000. In October 1999, the trust distributed its HomeFed Common Stock to shareholders of Leucadia. As a result, as of June 5, 2000, Mr. Joseph S. Steinberg, Chairman of the Board of Directors of the Company and a director and President of Leucadia, together with certain family members (excluding trusts for the benefit of Mr. Steinberg's children), and Mr. Ian M. Cumming, a director of the Company and Chairman of the Board of Leucadia, together with certain family members, became stockholders of the Company. See "Present Beneficial Ownership of Common Stock."

OTAY LAND COMPANY, LLC

           In October 1998, the Company and Leucadia formed Otay Land Company, LLC ("Otay Land Company"). Through March, 2000, the Company invested $11,300,000 as capital and Leucadia invested $10,000,000 as a preferred capital interest. The Company is the manager of Otay Land Company. In 1998, Otay Land Company purchased approximately 4,800 acres of land that is part of a 22,900-acre project located south of San Diego, California, known as Otay Ranch, for approximately $19,500,000. Net income, if any, from this investment first will be paid to Leucadia until it has received an annual cumulative preferred return of 12% on, and repayment of, its preferred investment. Any remaining funds are to be paid to the Company. No amounts have been paid to Leucadia under this agreement.

ADMINISTRATIVE SERVICES AGREEMENT

           Since emerging from bankruptcy in 1995, administrative services and managerial support have been provided to the Company by Leucadia Financial. Under the current administrative services agreement, which extends through February 28, 2002, Leucadia Financial provides the services of Mr. Paul J. Borden, the Company's President, and Ms. Corinne A. Maki, the Company's Treasurer and Secretary. Each of Mr. Borden and Ms. Maki is an officer of Leucadia Financial. Under the administrative services agreement, the initial annual fee paid to Leucadia Financial for the period ending February 29, 2000 was $296,101, with the fee for subsequent annual periods to be negotiated. The parties are currently negotiating the fee for the annual period beginning March 1, 2000. A portion of the fee paid to Leucadia Financial is allocable to Leucadia's cost of providing the services of Mr. Borden. No specific allocation has been made for providing the services of Ms. Maki. From January 1, 1999 through March 31, 2000, the Company paid Leucadia Financial $450,126 for the provision of administrative services, of which $380,000 is attributable to Leucadia's cost of providing Mr. Borden's services. Of the foregoing amounts, $80,000 was for services rendered to the Company in 1998.

OFFICE SPACE

           The Company rents office space and furnishings from a subsidiary of Leucadia for a monthly amount equal to its share of the Leucadia subsidiary's cost for the space and furnishings. The agreement pursuant to which the space and furnishings are provided extends for a 6-year period, which coincides with the Leucadia subsidiary's occupancy of the space, and provides for a monthly rental of $15,890 effective March 1, 2000. From January 1, 1999 through March 31, 2000, the Company has paid $227,838 in rent to the Leucadia subsidiary.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS*

           The Board of Directors does not have a compensation committee. The President of the Company, in consultation with certain directors, determined the compensation to be paid to the one executive officer of the Company in 1999 who is a Company employee. A number of factors are considered in establishing compensation for executive officers, including whether such executive officers receive compensation from any company engaged by the Company to perform administrative services for the Company. During 1999, other than Curt Noland, all of the executive officers of the Company were also officers of Leucadia Financial, which provides administrative services for the Company pursuant to the Administrative Services Agreement referred to under "--Certain Relationship and Related Transactions" above. Mr. Noland's responsibilities as an officer of the Company and the services rendered by him to the Company were considered in determining his 1999 compensation, . Mr. Borden, the President of the Company, and Ms. Maki, the Secretary/Treasurer of the Company, each received compensation from Leucadia and did not receive any direct compensation from the Company in 1999.

--------------------------
* The disclosure contained in this section of this Proxy Statement is not incorporated by reference into any filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporate filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement) without specific reference to the incorporation of this section of this Proxy Statement.

           At the 1999 Annual Meeting of Stockholders, the Stockholders approved the 1999 Stock Incentive Plan. The Board of Directors believes that awarding stock options under the 1999 Stock Incentive Plan will provide a strong incentive for superior long-term future performance. By means of the 1999 Stock Incentive Plan, the Company seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. From time to time, stock options may be awarded which, under the terms of the 1999 Stock Incentive Plan, permit the executive officer or other employee to purchase shares of Common Stock at not less than the fair market value of the shares of Common Stock at the date of grant. The extent to which the employee realizes any gain is, therefore, directly related to increases in the price of the Company's Common Stock and, therefore, stockholder value, during the period of the option. In certain circumstances, options having an exercise price below the fair market value of the Common Stock on the date of grant may be issued (although none have been granted to date). Options granted to executive officers generally become exercisable at the rate of 20% per year, commencing one year after the date of grant. The number of stock options awarded to an executive officer is not based on any specific formula, but rather on a subjective assessment of the executive's performance and the Company's performance. In March 2000, options to purchase an aggregate of 165,000 shares of Common Stock were granted under the 1999 Stock Incentive Plan to current executive officers and employees of the Company at an exercise price of $.75 per share. In addition, also in March 2000, an aggregate of 180,000 shares of restricted stock were granted under the 1999 Stock Incentive Plan to directors, current executive officers and employees of the Company. These shares of restricted stock were issued to reward such grantees for their past service to the Company during the period from the Company's chapter 11 reorganization to the date of grant as an incentive to future service to the Company.

           Under the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company would not be able to deduct compensation to its executive officers whose compensation is required to be disclosed in the Company's proxy statement for such year in excess of $1 million per year unless such compensation was within the definition of "performance-based compensation" or meets certain other criteria. To qualify as "performance-based compensation," in addition to certain other requirements, compensation generally must be based on achieving certain pre-established objective performance criteria. The Board believes that, while it is in the best interest of the Company to retain maximum flexibility in its compensation programs to enable it to appropriately reward, retain and attract the executive talent necessary to the Company's success, the Board does not currently anticipate that it will pay compensation in amounts that would not be deductible under Section 162(m). However, the Board recognizes that in appropriate circumstances that could develop in the future, compensation that is not deductible under Section 162(m) may be warranted and could be paid in the Board's discretion.

           The foregoing report is submitted by Paul J. Borden, Patrick D. Bienvenue, Timothy M. Considine, Ian M. Cumming, Michael A. Lobatz and Joseph S. Steinberg.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

           Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers, Directors and greater than 10% beneficial shareholders, the Company believes that during the year ended December 31, 1999, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis.

STOCKHOLDER RETURN PERFORMANCE GRAPH**

           Set forth below is a graph comparing the cumulative total stockholder return on Common Stock against cumulative total return of the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the Standard & Poor's Homebuilding-500 Index (the "S&P Homebuilding Index") for the period commencing July 27, 1995 to December 31, 1999. Index data was furnished by Standard & Poor's Compustat Services, Inc. From October 1992 to July 1995, the Company was in bankruptcy and no information is available concerning the market price of the Common Stock during such period prior to July 1995.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN OF THE COMPANY, S&P 500 INDEX AND S&P HOMEBUILDING INDEX

           The following graph assumes that $100 was invested on July 27, 1995 in each of the Common Stock, the S&P 500 Index and the S&P Homebuilding Index and that all dividends were reinvested.

                                              INDEXED RETURNS
                                                YEARS ENDING
                              -------------------------------------------------
                    BASE
                   PERIOD
COMPANY/INDEX     27-JUL-95   DEC 95     DEC 96    DEC 97     DEC 98     DEC 99
--------------------------------------------------------------------------------
HOMEFED CORP         100      200.00     100.00     50.00     100.00     700.00
HOMEBUILDING-500     100      119.32     108.81    174.10     212.43     143.33
S&P 500 INDEX        100      110.15     135.44    180.63     232.25     281.12



------------------------------
**       The disclosure contained in this section of the Proxy Statement is not incorporated by reference into any prior filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 that incorporated future filings or portions thereof (including this Proxy Statement or the "Executive Compensation" section of this Proxy Statement).

                       PROPOSED 2000 STOCK INCENTIVE PLAN

           The Board of Directors recommends that the Stockholders approve the 2000 Stock Incentive Plan (the "Plan"). The Plan was adopted by the Board of Directors on April 27, 2000 in connection with the employment by the Company of Randy Goodson and Simon Malk (collectively, the "Eligible Persons"), as Vice Presidents of the Company in April 2000. Prior to their employment by the Company, Mr. Goodson and Mr. Malk had been employed by Accretive Investments LLC, a consultant to the Company. The Plan is intended to provide the Eligible Employees with the opportunity to acquire a proprietary interest in the Company, thereby creating in such persons an increased interest in and a greater concern for the welfare of the Company. As described below under "New Plan Benefits under the Plan," on April 27, 2000, the Board of Directors of the Company issued all of the options available for grant under the Plan to the Eligible Employees, subject to Stockholder approval. In the event Stockholder approval is not obtained, these options will be void.

           The Options are intended to qualify as incentive stock options ("Incentive Options") within the meaning of Section 422(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "Federal Income Tax Consequences" below.

           The following summary of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached as Annex B to this Proxy Statement.

           The Plan provides for the granting of Options to purchase, in the aggregate, up to 1,000,000 shares of Common Stock (subject to adjustment in the event of stock dividends, stock splits and other contingencies) (collectively, the "Shares") from either authorized and unissued shares or treasury shares. The Plan will become effective only upon stockholder approval as described under "THE MEETING - Required Votes" above. Assuming such approval is received, the effective date of the Plan will be April 27, 2000. Messrs. Cumming and Steinberg have indicated that they intend to vote all of the Common Stock beneficially owned by them in favor of approval of the Plan.

           The Plan is being administered by the Board of Directors which has the authority, in its discretion and subject to the express provisions of the Plan, to determine, among other things, whether the Eligible Employees receive Options, the date of grant of such Options, the number of Shares covered by each grant, the purchase price of each Share subject to any Options, and the terms and provisions of the respective Options described below. The Company will receive no monetary consideration for the granting of Options under the Plan.

           Each Option and any Shares issued upon exercise of an Option will be subject to forfeiture unless within three years from the date of grant (the "Performance Period"), the Board of Directors of the Company has determined that the following performance threshold (the "Performance Threshold") has been satisfied with respect to the Eligible Employee and with respect to a specified number of Shares: (i) the Company has consummated a Qualified Transaction (as defined) that was first brought to the attention of the Company by Randy Goodson and/or Simon Malk, (ii) Randy Goodson and/or Simon Malk have identified a Qualified Transaction to the Board of Directors, or (iii) the Eligible Employee has satisfactorily completed responsibilities with respect to a Qualified Transaction or a material aspect of the Company's business. For purposes of the Option, a "Qualified Transaction" will mean any transaction or investment that the Board of Directors determines is an appropriate transaction or investment for the Company to make, in view of the Company's operations and financial condition, as well as the resources and opportunities available to the Company at the time, and is identified by the Board of Directors as a Qualified Transaction. The Board will specify the number of Shares as to which the Performance Threshold has been met and the determination of whether an Eligible Employee has satisfied a Performance Threshold will be made by the Board of Directors in the exercise of its business judgment. The Board of Directors may waive the Performance Threshold with respect to all or any part of the Option at any time during the Performance Period.

           If the Board of Directors does not determine that the Performance Threshold has been met with respect to all Shares that are subject to an Option within the Performance Period, the Option will terminate at the end of the Performance Period, with respect to the number of Shares as to which the Performance Threshold has not been met.

           If an Option is exercised prior to the Board's determination that the Performance Threshold as to such Shares has been satisfied, the Shares issued pursuant to that Option will be restricted stock that is non-transferable and that is subject to forfeiture. If the Performance Threshold for such shares of restricted stock is not met within the Performance Period, the Company will repurchase the shares of restricted stock at a price equal to the lower of (A) the Option exercise price or (B) the Fair Market Value of the shares of restricted stock on the date of repurchase (the "forfeiture purchase price"). Any dividends paid on the restricted stock will be deducted from the forfeiture purchase price. If and to the extent the Performance Threshold is met during the Performance Period with respect to any shares of restricted stock, the forfeiture provision as to those shares of restricted stock will expire.

           Any Option granted under the Plan may be exercised upon the terms and conditions determined by the Committee, except that (i) no Incentive Option may be exercisable more than ten years after the date on which it is granted, and
(ii) at the time of grant, the purchase price of Shares issuable upon exercise of an Incentive Option granted pursuant to the Plan may not be less than 100% of the fair market value of such Shares on the date the Incentive Option is granted, as determined by the Committee in accordance with the Plan. The Committee has the right to accelerate, in whole or in part, rights to exercise any Option granted under the Plan. The Committee may prescribe additional terms and conditions to Options, subject to the provisions and limitations contained in the Plan.

           The Plan permits, in certain circumstances, the exercise of Options for a limited period following termination of employment due to death, retirement, disability or dismissal other than for cause.

           Options granted under the Plan are non-transferable, except by will or the laws of descent and distribution.

           It is intended that the cash proceeds to be received by the Company from the exercise of an Option pursuant to the Plan will be used by the Company for general corporate purposes.

           The Plan may be amended from time to time by the Board of Directors, provided that no amendment will be made without the approval of the Stockholders that will increase the total number of Shares reserved for Options under the Plan or the maximum number of Shares with respect to which Options may be granted under the Plan to any one employee in any one taxable year (other than an increase resulting from an adjustment for changes in capitalization such as a stock dividend or stock split), or alter the class of eligible participants. The Board of Directors may at any time suspend or terminate the Plan, provided that rights and obligations under any Option granted while the Plan is in effect may not be altered or impaired by suspension, termination or amendment of the Plan, except upon the consent of the person to whom the Option was granted.

           In the event of any change in the outstanding Common Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution to the Stockholders of the Company (other than normal cash dividends), in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of Shares that may be issued under the Plan, the number and kind of Shares subject to outstanding Options, the consideration to be received upon exercise of Options, the exercise price applicable to outstanding Options, and/or the fair market value of the Shares and other value determinations applicable to outstanding Options.

           In the event of an "Extraordinary Event" with respect to the Company (including a change in control of the Company, a sale of all or substantially all of the assets of the Company, certain mergers or like business combinations, and any other extraordinary transaction that is determined by the Board of Directors to be appropriate and in the best interests of the Company and which by its terms precludes the existence of securities convertible into Shares), as described in the Plan, all then outstanding Options and any restricted stock issued on exercise of an Option will no longer be subject to forfeiture. The Committee, in its sole discretion, may determine that, upon the occurrence of an Extraordinary Event, each Option then outstanding will terminate within a specified number of days after notice to the holder, and such holder will receive, with respect to each Share subject to such Option, cash (or other property) in an amount not less than the excess of the fair market value of such Share (as determined in accordance with the Plan) over the exercise price per Share of such Option. The provisions contained in the preceding sentence will be inapplicable to an Option granted within six (6) months before the occurrence of an Extraordinary Event if the holder of such Option is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder. Notwithstanding the foregoing, any of the events described above that the Board of Directors determines not to be an Extraordinary Event with respect to the Company shall not constitute an Extraordinary Event with respect to the Company.

FEDERAL INCOME TAX CONSEQUENCES

           Incentive Options. Incentive Options granted under the Plan are intended to meet the definitional requirements of Section 422(b) of the Code for "incentive stock options."

           Under the Code, the grantee of an Incentive Option generally is not required to recognize income for purposes of the regular income tax, upon the receipt or exercise of the Incentive Option. For purposes of computing any alternative minimum tax liability, an employee who exercises an Incentive Option generally would be required to increase his or her "alternative minimum taxable income" by an amount equal to the excess of the fair market value of a Share at the time the Option is exercised over the exercise price, and, for alternative minimum tax purposes, must compute his or her tax basis in the acquired Share as if such Share had been acquired through the exercise of a Non-Qualified Option (as described below). The amount of any minimum tax liability attributable to the exercise of an Incentive Option generally will be allowed as a credit offsetting regular tax liability in subsequent years.

           If, subsequent to the exercise of an Incentive Option (whether paid for in cash or in shares), the optionee holds the Shares received upon exercise for a period that exceeds the longer of two years from the date of grant or one year from the date of transfer pursuant to the exercise of such Option (the "applicable holding period"), the difference (if any) between the amount realized from the sale of such Shares and the holder's tax basis in the Shares will be taxed as long-term capital gain or loss (provided that such Shares were held by the optionee as a capital asset). If the holder is subject to the alternative minimum tax in the year of disposition, his or her tax basis in the Shares will be determined, for alternative minimum tax purposes, as described in the preceding paragraph. If, however, an optionee does not hold the Shares so acquired for the applicable holding period, thereby making a "disqualifying disposition," the optionee would realize ordinary income in the year of the disqualifying disposition equal to the excess of the fair market value of the Shares at the date the Incentive Option was exercised over the exercise price, and the balance, if any, of income would be long-term capital gain, provided the holding period for the Shares exceeded one year and the optionee held the Shares as a capital asset at such time. If the disqualifying disposition is a sale or exchange that would permit loss to be recognized under the Code (were a loss in fact to be realized), and the sale proceeds are less than the fair market value of the Shares on the date of exercise, the employee's ordinary income therefrom would be limited to the gain (if any) realized on the sale.

           A deduction will not be allowed to the Company (or any parent or subsidiary corporation of the Company) for federal income tax purposes with respect to the grant or exercise of an Incentive Option, or with respect to the disposition (assuming satisfaction of the applicable holding period) of Shares acquired upon exercise of an Incentive Option. In the event of a disqualifying disposition, a federal income tax deduction will be allowed to the Company (or its parent or subsidiary corporation if such corporation is the employer of the individual) in an amount equal to the ordinary income included by the optionee, provided that such amount constitutes an ordinary and necessary business expense to such corporation and is reasonable, and provided that the limitations of
Section 280G of the Code (as described below) do not apply.

           Special rules apply to an employee who exercises an Incentive Option by delivering other shares of Common Stock owned by the individual, including Shares previously acquired pursuant to the exercise of an Incentive Option or a Non-Qualified Option.

           Non-Qualified Options. Although the Plan permits the granting of Options that are not intended to qualify as an incentive stock option under
Section 422(b) of the Code, no such Options were granted to the Eligible Employees.

           Change in Control. As described above, upon an "Extraordinary Event" affecting the Company (as defined in the Plan), all the then outstanding Options and restricted stock issued upon exercise of an Option that is subject to forfeiture at that time will become free of the risk of forfeiture. In general, if the total amount of payments to certain individuals in the nature of compensation that are contingent upon a "change in control" of the Company (as defined in Section 280G of the Code) equals or exceeds three times the recipient's "base amount" (which is generally defined to mean the recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as "parachute payments" under the Code, in which case a portion of such payments to the extent otherwise deductible would be nondeductible to the Company (or its parent or subsidiary) and the recipient would be subject to a 20% excise tax on such portion of the payments.

REGULATION

           The Plan is neither qualified under the provisions of Section 401(a) of the Code, nor subject to any of the provisions of ERISA.

NEW PLAN BENEFITS UNDER THE PLAN

           The following table shows the aggregate number of options granted subject to Stockholder approval under the Plan to the individuals and groups set forth below through the record date and the dollar value of such grants.

                          Name and Position                        2000 Stock Incentive Plan (1)
                          -----------------                        -----------------------------
                                                           Dollar Value ($)              Number of Units
                                                           ----------------              ---------------
Paul J. Borden,
  President...........................................                0                               0
Curt R. Noland,
  Vice President......................................                0                               0
Executive Group.......................................         $610,000                       1,000,000
Non-Executive Officer Director Group..................                0                               0
Non-Executive Officer Employee Group..................                0                               0


-------------
(1) The information in this table is for Options that were granted to Mr. Goodson (650,000 Options) and Mr. Malk (350,000 Options) under the Plan on April 27, 2000, subject to approval of the Plan by the Company's Stockholders. The dollar value shown is based on the fair market value of the Common Stock on April 27, 2000, which was $.61 per share (the exercise price for all of the Options). These Options vest over a four year period beginning on July 12, 2000 (assuming Stockholder approval is received) and expire on April 27, 2006 (unless earlier terminated in accordance with their terms). As of June 5, 2000, the market value of the Company's Common Stock was $.61 per share.

           The Board of Directors recommends a vote FOR this proposal.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

           The Board of Directors recommends that the Stockholders ratify the selection of PricewaterhouseCoopers LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for 2000. PricewaterhouseCoopers LLP are currently independent auditors for the Company.

           The Board of Directors recommends a vote FOR this proposal.

                                  ANNUAL REPORT

           A copy of the Company's 1999 Annual Report to Stockholders on Form 10-K, as amended (the "Annual Report"), is being furnished to Stockholders concurrently herewith. Exhibits to the Annual Report will be furnished to Stockholders upon payment of photocopying charges.

                            PROPOSALS BY STOCKHOLDERS

           Proposals that Stockholders wish to include in the Company's Proxy Statement and form of proxy for presentation at the Company's 2001 Annual Meeting of Stockholders must be received by the Company at 1903 Wright Place, Suite 200, Carlsbad, California 92008, Attention of Corinne A. Maki, Secretary, no later than February 21, 2001. Any such proposal must be in accordance with the rules and regulations of the Securities and Exchange Commission. With respect to proposals submitted by a Stockholder other than for inclusion in the Company's 2001 Proxy Statement and related form of proxy, timely notice of any such proposal must be received by the Company in accordance with the By-Laws and the rules and regulations of the Company no later than February 21, 2001. Any proxies solicited by the Board of Directors for the 2001 Annual Meeting may confer discretionary authority to vote on any proposals notice of which is not timely received.

           IT IS IMPORTANT THAT YOUR PROXY BE RETURNED PROMPTLY, WHETHER BY MAIL, BY THE INTERNET OR BY TELEPHONE. THE PROXY MAY BE REVOKED AT ANY TIME BY YOU BEFORE IT IS EXERCISED. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW ANY PROXY (INCLUDING AN INTERNET OR TELEPHONIC PROXY) AND VOTE YOUR OWN SHARES.

                                           By Order of the Board of Directors.

                                           CORINNE A. MAKI
                                           Secretary

                                                                    ANNEX A















                               HOMEFED CORPORATION

                             AUDIT COMMITTEE CHARTER

                               HOMEFED CORPORATION

                             AUDIT COMMITTEE CHARTER

PURPOSE

           The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, including by overviewing (i) the financial reports and other financial information provided by the Company to governmental or regulatory bodies, the public or other users, (ii) the Company's systems of internal accounting and financial controls and (iii) the annual independent audit of the Company's financial statements.

           In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee shall have full access to all books, records, facilities and personnel of the Company and shall have the power to retain outside counsel, auditors or other experts when necessary. The Board and the Committee are in place to represent the Company's stockholders; accordingly, the outside auditor is ultimately accountable to the Board and the Committee.

           While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

           The Committee shall review the adequacy of this Charter on an annual basis.

MEMBERSHIP

           The Committee shall be comprised of not less than two members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

           Accordingly, all members of the Committee will be directors:

           1. who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company (except as permitted by New York Stock Exchange rules); and

           2. who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. In addition, at least one member of the Committee will have accounting or related financial management expertise.

KEY RESPONSIBILITIES

           The Committee's job is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the outside auditors are responsible for auditing those financial statements. The Committee recognizes that financial management and the outside auditors have more time, knowledge and detailed information regarding the Company than do Committee members. Accordingly, in carrying out its oversight responsibilities, the Committee will not provide any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

           The following functions shall be the common recurring activities of the Committee in carrying out its oversight function. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

         o The Committee shall review with management and the outside auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) and review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61, as such statement may be amended from time to time, including, without limitation, the amendments contained in SAS No. 90.

         o As a whole, or through the Committee chair, the Committee shall review with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission and the matters required to be discussed by SAS No. 61 and 90; this review will occur prior to the Company's filing of the Form 10-Q.

         o The Committee shall discuss with management and the outside auditors the quality and adequacy of the Company's internal controls.

         o        The Committee shall:

                  o request from the outside auditors annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

                  o discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and

                  o recommend that the Board take appropriate action in response to the outside auditor's report to satisfy itself of the auditor's independence.

         o The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select (or nominate for shareholder approval), evaluate and, where appropriate, replace the outside auditor.

                                                                      ANNEX B












                               HOMEFED CORPORATION

                            2000 STOCK INCENTIVE PLAN

                                TABLE OF CONTENTS
                                                                           PAGE

I.         Purposes..........................................................1

II.        Amount of Stock Subject to the Plan...............................1

III.       Administration....................................................1

IV.        Eligibility.......................................................2

V.         Performance Threshold.............................................3

VI.        Forfeiture of Options.............................................3

VII.       Forfeiture of Shares..............................................3

VIII.      Option Price and Payment..........................................3

IX.        Terms of Options and Limitations on the Right of Exercise.........4

X.         Termination of Employment.........................................5

XI.        Exercise of Options...............................................7

XII.       Use of Proceeds...................................................7

XIII.      Non-Transferability of Options....................................7

XIV.       Adjustment Provisions; Effect of Transactions.....................7

XV.        Right to Terminate Employment.....................................8

XVI.       Purchase for Investment...........................................8

XVII.      Issuance of Stock Certificates; Legends; Payment of Expenses......9

XVIII.     Withholding Taxes.................................................9

XIX.       Listing of Shares and Related Matters............................10

XX.        Amendment of the Plan............................................10

XXI.       Duration; Termination or Suspension of the Plan..................11

XXII.      Savings Provision................................................11

XXIII.     Governing Law....................................................11

XXIV.      Partial Invalidity...............................................11

XXV.       Effective Date...................................................11

                               HOMEFED CORPORATION
                            2000 STOCK INCENTIVE PLAN

I.         PURPOSES

HomeFed Corporation (the "Company") desires to afford two of its key employees, Randy Goodson and Simon Malk (collectively, "Eligible Persons"), an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

The stock options ("Options") offered pursuant to this 2000 Stock Incentive Plan (the "Plan") are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of such persons. The Company will receive no monetary consideration for the grant of any Options.

The Options granted under the Plan are intended to be either incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that do not meet the requirements for Incentive Options ("Non-Qualified Options"), but the Company makes no warranty as to the qualification of any Option as an Incentive Option.

II.        AMOUNT OF STOCK SUBJECT TO THE PLAN

The total number of shares of Common Stock, par value $.01 per share (the "Shares"), of the Company that may be purchased pursuant to the exercise of Options granted under the Plan shall not exceed, in the aggregate, one million (1,000,000) Shares.

Shares which may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both, at the discretion of the Company.

Except as provided in Articles IV, XXI and XXV hereof, the Committee (as defined in Article III) may, from time to time beginning on April 27, 2000 (the "Effective Date"), grant Incentive Options and/or Non Qualified Options to the Eligible Employees under the terms hereinafter set forth.

As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

III.       ADMINISTRATION

The Plan will be administered by the Board of Directors of the Company or by a committee (the "Committee") appointed by the Board of Directors of the Company from among its members that is comprised, unless otherwise determined by the Board of Directors, of not less than two members who shall be "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Board of Directors of the Company administers the Plan rather than a committee of the Board of Directors, then all references to "Committee" in the Plan shall be deemed to mean a reference to the Board of Directors of the Company.

The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any benefits granted hereunder as it deems necessary or advisable. Subject to the express provisions of the Plan, the Committee also shall have authority to construe the Plan and the Options granted thereunder, to amend the Options granted thereunder, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the Options and to make all other determinations necessary or advisable for administering the Plan.

The Committee also shall have the authority to require, in its discretion, as a condition of the granting of any Option, that the Eligible Employee agree (a) not to sell or otherwise dispose of Shares acquired pursuant to the exercise of such Option for a period of six (6) months following the date of the acquisition of such Option and (b) that in the event of termination of employment of such Eligible Employee, other than as a result of dismissal without cause, such employee will not, for a period to be fixed at the time of the grant of the Option, enter into any other employment or participate directly or indirectly in any other business or enterprise that is competitive with the business of the Company or any subsidiary corporation or parent corporation of the Company, or enter into any employment in which such Eligible Employee will be called upon to utilize special knowledge obtained through employment with the Company.

All determinations and interpretations made by the Committee shall be binding and conclusive on all participants and their legal representatives. No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or a subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee, or any person to whom it has delegated duties as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may employ such legal or other counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion or computation received from any such counsel, consultant or agent. Expenses incurred by the Committee in the engagement of such counsel, consultant or agent shall be paid by the Company.

IV.        ELIGIBILITY

Options may only be granted to Eligible Employees

The Plan does not create a right in any Eligible Employee to participate in the Plan, nor does it create a right in any Eligible Employee to have any Options granted to him.

The aggregate number of Shares with respect to which Options may be granted under the Plan to any grantee in any one taxable year is 650,000.

Notwithstanding any other provision of this Plan, if the grant of an Option would cause any person (whether the grantee or any other person) to become a "5 percent stockholder" of the Company within the meaning of Section 382 of the Code and the regulations promulgated thereunder as a result of the grant of the Option to the grantee, such grant shall only be effective to acquire the number of Shares of the Company as could be acquired without causing such person to become a "5 percent stockholder," and if the exercise of an Option would cause any person (whether the grantee or any other person) to become a "5 percent stockholder" of the Company as a result of the exercise of such Option, such exercise shall be effective only for the number of Shares that such grantee can acquire without causing such person to become a "5 percent stockholder" and the issuance of any Shares in excess of such amount shall be null and void. Upon the grant or exercise of an Option, the Committee may, at its discretion, request that the grantee submit any appropriate certifications or affidavits to satisfy the Committee that such grant, exercise, and/or vesting will not cause any person to become a "5 percent stockholder" of the Company as a result of such grant, exercise, and/or vesting.

V.         PERFORMANCE THRESHOLD

Each Option and any Shares issued upon exercise of an Option will be subject to forfeiture unless within three years from the date of grant (the "Performance Period"), the Board of Directors of the Company has determined that the following performance threshold (the "Performance Threshold") has been satisfied with respect to the Eligible Employee and with respect to a specified number of
Shares: (i) the Company has consummated a Qualified Transaction (as defined) that was first brought to the attention of the Company by Randy Goodson and/or Simon Malk, (ii) Randy Goodson and/or Simon Malk have identified a Qualified Transaction to the Board of Directors, or (iii) the Eligible Employee has satisfactorily completed responsibilities with respect to a Qualified Transaction or a material aspect of the Company's business. For purposes of the Option, a "Qualified Transaction" will mean any transaction or investment that the Board of Directors determines is an appropriate transaction or investment for the Company to make, in view of the Company's operations and financial condition, as well as the resources and opportunities available to the Company at the time and is identified by the Board of Directors as a Qualified Transaction. The Board will specify the number of Shares as to which the Performance Threshold has been met. The determination of whether an Eligible Employee has satisfied a Performance Threshold will be made by the Board of Directors in the exercise of its business judgment. The Board of Directors may waive the Performance Threshold with respect to all or any part of the Option at any time during the Performance Period.

If and to the extent the Board certifies satisfaction of a Performance Threshold, restrictions (including the risk of forfeiture) on any Shares issued pursuant to previously exercised Options will be eliminated prior to the elimination of the risk of forfeiture on any unexercised portion of an Option. With respect to any unexercised portion of an Option, the risk of forfeiture shall first be eliminated with respect to the exercisable portion of an Option, and thereafter, with respect to any unexercisable portion of an Option.

VI.        FORFEITURE OF OPTIONS

If the Board of Directors does not determine that the Performance Threshold has been met with respect to all Shares that are subject to an Option within the Performance Period, the Option will terminate at the end of the Performance Period, with respect to the number of Shares as to which the Performance Threshold has not been met.

VII.       FORFEITURE OF SHARES

If an Option is exercised prior to the Board's determination that the Performance Threshold as to such Shares has been satisfied, the Shares issued pursuant to that Option will be restricted stock that is non-transferable and that is subject to forfeiture.

If the Performance Threshold for such Shares is not met within the Performance Period, the Company will repurchase the Shares of restricted stock issued at a price equal to the lower of (A) the Option exercise price or (B) the Fair Market Value of the Shares on the date of repurchase (the "forfeiture purchase price"). Any dividends paid on the restricted stock will be deducted from the forfeiture purchase price. If and to the extent the Performance Threshold is met during the Performance Period with respect to any Shares of restricted stock, the forfeiture provision as to those shares of restricted stock will be eliminated.

VIII.      OPTION PRICE AND PAYMENT

The price for each Share purchasable under any Option granted hereunder shall be such amount as the Committee may determine; provided, however, that the exercise price of an Incentive Option shall not be less than one hundred percent (100%) of the Fair Market Value (as defined below) of the Shares on the date the Option is granted; provided, further, that in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns shares of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, the purchase price for each Share shall not be less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the

Option is granted. In determining the stock ownership of an employee for any purpose under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by the employee and believed by it to be true.

Except as set forth in Article XIV, for purposes of this Plan and any Options awarded hereunder, Fair Market Value shall be the closing price of the Shares on the date of calculation (or on the last preceding trading date if Shares were not traded on such date) if the Shares are readily tradable on a national securities exchange or other market system, and if the Shares are not readily tradable, Fair Market Value shall mean the amount determined in good faith by the Committee as the fair market value of the Shares of the Company.

Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued only when it shall have received the full purchase price for the Shares in cash; provided, however, that in lieu of cash, the holder of an Option may, if the terms of such Option so provide and to the extent permitted by applicable law, exercise an Option (a) in whole or in part, by delivering to the Company Shares (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a Fair Market Value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such Shares, the Fair Market Value of the Shares so delivered to be determined as of the date immediately preceding the date on which the Option is exercised, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations, or (b) in part, by delivering to the Company an executed promissory note on such terms and conditions as the Committee shall determine, at the time of grant, in its sole discretion; provided, however, that
(i) the principal amount of such note shall not exceed ninety percent (90%) (or such lesser percentage as would be permitted by applicable margin regulations) of the aggregate purchase price of the Shares then being purchased pursuant to the exercise of such Option and (ii) payment for Shares with a promissory note is permissible under applicable law. The Committee may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purpose of the Plan.

IX.        TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

All Options granted hereunder shall be exercisable at such times, in such amounts and during such period or periods as the Committee may determine at the date of grant of such Option; provided, however, that an Incentive Option shall not be exercisable after the expiration of ten (10) years from the date such Incentive Option is granted; provided, further, that in the case of an Incentive Option granted to a person who, at the time such Option is granted, owns stock of the Company or any subsidiary corporation or parent corporation of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any subsidiary corporation or parent corporation of the Company, such Incentive Option shall not be exercisable after the expiration of five (5) years from the date such Incentive Option is granted. Notwithstanding anything herein to the contrary, Options may not be granted on or after the tenth anniversary of the Effective Date.

Each Option shall be subject to such additional terms and conditions as may from time to time be prescribed by the Committee (which terms and conditions may be subsequently waived by the Committee), subject to the limitations contained in the Plan. The Committee shall have the right to accelerate, in whole or in part, from time to time, conditionally or unconditionally, rights to exercise any Option granted hereunder.

To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

Except to the extent otherwise provided under the Code, to the extent that the aggregate Fair Market Value of stock for which Incentive Options (under all stock option plans of the Company and of any parent corporation or subsidiary corporation of the Company) are exercisable for the first time by an employee during any calendar year exceeds one hundred thousand dollars ($100,000), such

Options shall be treated as Non-Qualified Options. For purposes of this limitation, (a) the Fair Market Value of stock is determined as of the time the Option is granted and (b) the limitation will be applied by taking into account Options in the order in which they were granted.

In no event shall an Option granted hereunder be exercised for a fraction of a Share.

A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a stockholder with respect to such Shares until the date of issuance of a stock certificate to him for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired Shares in payment of an option exercise price shall continue to have the rights of a stockholder with respect to such previously acquired Shares.

X.         TERMINATION OF EMPLOYMENT

Upon an Eligible Employee's termination of employment with the Company and all subsidiary corporations and parent corporations, any Option previously granted to the employee, unless otherwise specified by the Committee shall, to the extent not theretofore exercised, automatically terminate and become null and void and, unless otherwise specified by the Committee, each Share of Restricted Stock issued upon the exercise of an Option and as to which the Performance Threshold has not been satisfied at the time of termination of employment shall be forfeited in accordance with Article VII hereof; provided, however, that:

         (a) if the employee shall die while in the employ of such corporation or during either the three (3) month or one (1) year period, whichever is applicable, specified in clause (b) below and at a time when such employee was entitled to exercise an Option as herein provided and only to the extent the Board has determined the Performance Threshold has been met with respect to any unexercised portion of the Option, the legal representative of such employee, or such person who acquired such Option by bequest or inheritance or by reason of the death of the employee, may, not later than one (1) year from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option; and

         (b) if the employment of any employee to whom such Option shall have been granted shall terminate by reason of the employee's retirement (at such age or upon such conditions as shall be specified by the Committee), disability (as described in
                  Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee is entitled to exercise such Option as herein provided and only to the extent the Board has determined the Performance Threshold has been met with respect to any unexercised portion of the Option, such employee shall have the right to exercise such Option so granted in respect of any or all of such number of Shares as specified by the Committee in such Option, at any time up to and including (i) three (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause, and (ii) one (1) year after the date of termination of employment in the case of termination by reason of disability.

In no event, however, shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option, as specified therein.

If an employee voluntarily terminates his or her employment, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Committee, forthwith terminate with respect to any unexercised portion thereof and any Shares of restricted stock previously issued to the employee shall be forfeited to the extent the Board has not determined that the Performance Threshold has been met with respect to such Shares during the Performance Period.

Notwithstanding any other provision of this Plan, in determining the extent to which the Option may be exercised in the event of a termination of employment, any Shares that are subject to forfeiture under the terms of the Option will reduce the extent to which an Option granted to the Employee may be exercised.

If an Option granted hereunder shall be exercised by the legal representative of a deceased grantee or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of an Eligible Employee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

For the purposes of the Plan, the term "for cause" shall mean (a) with respect to an employee who is a party to a written employment agreement with, or alternatively participates in a compensation or benefit plan of the Company or a subsidiary corporation or parent corporation of the Company, which agreement or plan contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company or such subsidiary corporation or parent corporation of the Company, "for cause" or "cause" as defined therein; or (b) in all other cases, as determined by the Committee or the Board of Directors, in its sole discretion, (i) the willful commission by an employee of an act that causes or may cause substantial damage to the Company or a subsidiary corporation or parent corporation of the Company;
(ii) the commission by an employee of an act of fraud in the performance of such employee's duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company; (iii) conviction of the employee for commission of a felony in connection with the performance of his duties on behalf of the Company or a subsidiary corporation or parent corporation of the Company, or (iv) the continuing failure of an employee to perform the duties of such employee to the Company or a subsidiary corporation or parent corporation of the Company after written notice thereof and a reasonable opportunity to be heard and cure such failure are given to the employee by the Committee.

For the purposes of the Plan, an employment relationship shall be deemed to exist between an individual and a corporation if, at the time of the determination, the individual was an "employee" of such corporation for purposes of Section 422(a) of the Code. If an individual is on leave of absence taken with the consent of the corporation by which such individual was employed, or is on active military service, and is determined to be an "employee" for purposes of the exercise of an Option, such individual shall not be entitled to exercise such Option during such period and while the employment is treated as continuing intact unless (a) such individual shall have obtained the prior written consent of such corporation, which consent shall be signed by the chairman of the board of directors, the president, a senior vice-president or other duly authorized officer of such corporation or (b) such exercise is otherwise authorized by the Committee.

A termination of employment shall not be deemed to occur by reason of (i) the transfer of an employee from employment by the Company to employment by a subsidiary corporation or a parent corporation of the Company, or (ii) the transfer of an employee from employment by a subsidiary corporation or a parent corporation of the Company to employment by the Company or by another subsidiary corporation or parent corporation of the Company. In the event of the complete liquidation or dissolution of a subsidiary corporation, or if ownership of 50% or more of such corporation ceases to be held by the Company or another subsidiary corporation, any unexercised Options theretofore granted to any person employed by such subsidiary corporation will be deemed cancelled unless such person is employed by the Company or by any parent corporation or another subsidiary corporation after the occurrence of such event or unless otherwise provided by the Committee. If an Option is to be cancelled pursuant to the provisions of the previous sentence, notice of such cancellation will be given to each employee holding unexercised Options, and, subject to Article IV, such holder will have the right to exercise such Options, subject (unless otherwise provided by the Committee, to any limitation set forth or imposed pursuant to
Article IX during the thirty (30) day period following notice of such cancellation.

XI.        EXERCISE OF OPTIONS

Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased and accompanied by payment of the purchase price. Subject to the terms of Articles XVI through XIX hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company, against payment of the full purchase price, on the date specified in the notice of exercise.

XII.       USE OF PROCEEDS

The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

XIII.      NON-TRANSFERABILITY OF OPTIONS

No Option granted hereunder shall be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution, and any Option granted hereunder shall be exercisable, during the lifetime of the holder, only by such holder. Except to the extent provided above, Options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Notwithstanding the foregoing, at the discretion of the Committee, an award of an Option (other than an Incentive Option) may permit the transferability of such Option by a participant solely to the participant's spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including trusts for such persons, subject to any restriction included in the award of the Option.

XIV.       ADJUSTMENT PROVISIONS; EFFECT OF TRANSACTIONS

(a) If there shall be any change in the Shares of the Company, through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, dividend in kind or other like change in capital structure or distribution to Stockholders of the Company (other than normal cash dividends), in order to prevent dilution or enlargement of participants' rights under the Plan, the Committee shall adjust, in an equitable manner, the number and kind of shares that may be issued under the Plan, the number and kind of shares subject to outstanding Options, the consideration to be received upon exercise of Options, the exercise price applicable to outstanding Options, and/or the fair market value of the Shares and other value determinations applicable to outstanding Options. Appropriate adjustments may also be made by the Committee in the terms of any Options under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Options on an equitable basis. In addition, the Committee is authorized to make adjustments to the terms and conditions of, and the criteria included in, Options in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles.

(b) Subject to the provisions of Article IV, but notwithstanding any other provision of this Plan, if there is an Extraordinary Event with respect to the Company, all then outstanding Options that have not vested or become exercisable at the time of such Extraordinary Event shall immediately vest and become exercisable and the Performance Threshold shall be deemed satisfied with respect to all outstanding Options and restricted shares issued upon the exercise of an Option. For purposes of this Article XIV(b), an "Extraordinary Event" with respect to the Company shall be deemed to have occurred upon any of the following events:

           (i) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A (or any successor rule or regulation) of Regulation 14A promulgated under the Exchange Act whether or not the Company is then subject to such reporting requirement; or

           (ii) The Company's Board of Directors shall approve a sale of all or substantially all of the assets of the Company, a partial liquidation of the Company under Section 302(b)(4) of the Code or other extraordinary corporate contraction or distribution or other extraordinary transaction that is determined by the Board of Directors to be appropriate and in the best interests of the Company and which by its terms precludes the existence of Company securities convertible into Shares; or

           (iii) The Company's Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in Article XIV(b)(i) or (ii) above.

Notwithstanding the foregoing, (A) any spin-off of a division or subsidiary of the Company to its stockholders and (B) any event listed in (i) through (iii) above that the Board of Directors determines not to be an Extraordinary Event with respect to the Company, shall not constitute an Extraordinary Event with respect to the Company.

The Committee, in its discretion, may determine that, upon the occurrence of an Extraordinary Event with respect to the Company, each Option outstanding hereunder shall terminate within a specified number of days after notice to the holder, and, subject to the provisions of Article IV, such holder shall receive with respect to each Share that is subject to an Option (assuming no exercise) an amount equal to the excess of the "fair market value" of such Share over the exercise price per share of such Option; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction, if any) or in a combination thereof, as the Committee, in its discretion, shall determine. For purposes of this provision, the "fair market value" of the Shares shall be determined by the Board of Directors in good faith and shall be not less than the Fair Market Value determined in accordance with
Article VIII as of the date of the occurrence of the Extraordinary Event. The provisions contained in the preceding sentence shall be inapplicable to an Option granted within six (6) months before the occurrence of an Extraordinary Event if the holder of such Option is subject to the reporting requirements of
Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is otherwise available to such holder.

XV.        RIGHT TO TERMINATE EMPLOYMENT

The Plan shall not impose any obligation on the Company or any subsidiary corporation or parent corporation to continue the employment of any holder of an Option and it shall not impose any obligation on the part of any holder of an Option to remain in the employ of the Company or of any subsidiary corporation or parent corporation.

XVI.       PURCHASE FOR INVESTMENT

Except as hereinafter provided, the Committee may require the holder of any Option granted hereunder, as a condition of exercise of such Option, to execute and deliver to the Company a written statement, in form satisfactory to the Committee, in which such holder represents and warrants that such holder is purchasing or acquiring the Shares pursuant to any Option for such holder's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent resale or distribution of any Shares acquired under the Plan shall be made only pursuant to either (i) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the Shares being sold, or (ii) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder shall, prior to any offer of sale or sale of such Shares, obtain a prior favorable written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application of such exemption thereto. The foregoing restriction shall not apply to (x) issuances by the Company so long as the Shares being issued are registered under the Securities Act and a prospectus in respect thereof is current or (y) reofferings of Shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the Shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act. In addition, if at any time the Committee shall determine that the listing or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the issuance of Shares granted pursuant to Option, such Option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

XVII.      ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

Upon exercise of any portion of an Option prior to the Board's determination that the Performance Threshold has been satisfied with respect to such portion of the Option, and payment of the purchase price, a certificate or certificates for Shares of restricted stock shall be issued by the Company in the name of the person exercising the Option and shall bear a legend indicating that it is subject to the restrictions contained in the Plan, in addition to any other legends or instructions that the Committee shall deem appropriate, and shall be held by the Company (together with a proxy in favor of the Board of Directors) until satisfaction of the applicable Performance Threshold.

Upon exercise of any portion of an Option after the Board's determination that the Performance Threshold has been satisfied with respect to such portion of the Option, and payment of the purchase price, a certificate or certificates for the Shares shall be issued by the Company in the name of the person exercising the Option and shall be delivered to or upon the order of such person.

The Company may endorse such legend or legends upon the certificates for Shares issued pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Committee, in its discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, (b) implement the provisions of the Plan and any agreement between the Company and the optionee with respect to such Shares, or (c) permit the Company to determine the occurrence of a disqualifying disposition, as described in Section 421(b) of the Code, of Shares transferred upon exercise of an Option granted under the Plan.

The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares to the grantee, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses which may be necessitated by the filing or amending of a Registration Statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such Registration Statement has been filed by the Company for its own corporate purposes (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares he or she receives in the Registration Statement.

All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

XVIII.     WITHHOLDING TAXES

All benefits granted pursuant to this Stock Incentive Plan shall be net of any amounts required to be withheld pursuant to any government withholding requirements. The Company may require a holder of a Non-Qualified Option who exercises the Non-Qualified Option, or the holder of an Incentive Option who disposes of Shares acquired pursuant to the exercise of the Incentive Option in a disqualifying disposition (within the meaning of Section 421(b) of the Code), to reimburse the Company (or its parent or subsidiary) for any taxes required by any government to be withheld or otherwise deducted and paid by such corporation in respect of the issuance or disposition of such Shares. In lieu of any of the above, the Company (or its parent or subsidiary) shall have the right to withhold the amount of such taxes from any other sums due or to become due from such corporation upon such terms and conditions as the Committee shall prescribe. The Company may, in its discretion, hold the stock certificate to which such individual is entitled upon the exercise of an Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated. In addition, at any time that the Company becomes subject to a withholding obligation under applicable law with respect to the exercise of a Non-Qualified Option (the "Tax Date"), except as set forth below, a holder of a Non-Qualified Option may elect to satisfy, in whole or in part, the holder's related personal tax liabilities (an "Election") by (a) directing the Company (or its parent or subsidiary), in the case of a Non-Qualified Option, to withhold from Shares issuable in the related exercise either a specified number of Shares or Shares having a specified value (in each case not in excess of the related personal tax liabilities), (b) tendering, in the case of a Non-Qualified Option, Shares previously issued pursuant to the exercise of an Option or other Shares owned by the holder or (c) combining, in the case of a Non-Qualified Option, any or all of the foregoing options in any fashion. Once made, an Election shall be irrevocable. The withheld Shares and other Shares tendered in payment should be valued at their Fair Market Value on the Tax Date. The Committee may disapprove of any Election, suspend or terminate the right to make Elections or provide that the right to make Elections shall not apply to particular Shares or exercises. The Committee may impose any additional conditions or restrictions on the right to make an Election as it shall deem appropriate. In addition, the Company shall be authorized to effect any such withholding upon exercise of a Non-Qualified Option by retention of Shares issuable upon such exercise having a Fair Market Value at the date of exercise which is equal to the amount to be withheld; provided, however, that the Company shall not be authorized to effect such withholding without the prior written consent of the employee if such withholding would subject such employee to liability under Section 16(b) of the Exchange Act. The Committee may prescribe such rules as it determines with respect to employees subject to the reporting requirements of Section 16(a) of the Exchange Act to effect such tax withholding in compliance with the Rules established by the Securities and Exchange Commission (the "Commission") under Section 16 of the Exchange Act and the positions of the staff of the Commission thereunder expressed in no-action letters exempting such tax withholding from liability under Section 16(b) of the Exchange Act.

XIX.       LISTING OF SHARES AND RELATED MATTERS

The Board of Directors may delay any issuance or delivery of Shares if it determines that listing, registration or qualification of Shares covered by the Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

XX.        AMENDMENT OF THE PLAN

The Board of Directors may, from time to time, amend the Plan, provided that no amendment shall be made, without the approval of the stockholders of the Company, that will increase the total number of Shares reserved for Options under the Plan or the maximum number of Shares with respect to which Options may be granted under the Plan to any one employee in any one taxable year (other than an increase resulting from an adjustment provided for in Article XIII hereof) or to alter the class of eligible participants in the Plan. The Committee shall be authorized to amend the Plan and the Options granted hereunder to permit the Incentive Options granted hereunder to continue to qualify as incentive stock options within the meaning of Section 422 of the Code and the Treasury Regulations promulgated thereunder. Except to the extent and in the circumstances expressly permitted under Article XIV, the rights and obligations under any Option granted before amendment of the Plan or any unexercised portion of such Option shall not be adversely affected by amendment of the Plan or the Option without the consent of the holder of such Option.

XXI.       DURATION; TERMINATION OR SUSPENSION OF THE PLAN

The Plan shall continue indefinitely until terminated by the Board of Directors or terminated pursuant to Article XXV. The Board of Directors may at any time suspend or terminate the Plan. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The power of the Committee to construe and administer any Options, prior to the termination or suspension of the Plan under
Article III nevertheless shall continue after such termination or during such suspension.

XXII.      SAVINGS PROVISION

With respect to persons subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

XXIII.     GOVERNING LAW

The Plan, such Options as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

XXIV.      PARTIAL INVALIDITY

The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.

XXV.       EFFECTIVE DATE

The Plan shall become effective at 9:00 a.m., New York City time, on the Effective Date; provided, however, that if the Plan is not approved by a vote of the Stockholders of the Company at an Annual Meeting or any special meeting or by unanimous written consent within twelve (12) months after the Effective Date, the Plan and any Options granted thereunder shall terminate.

                        ANNUAL MEETING OF STOCKHOLDERS OF

                               HOMEFED CORPORATION

                                  JULY 12, 2000

                            PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
---------------

PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------

PLEASE CALL TOLL-FREE 1-800-PROXIES AND FOLLOW THE INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AND THE PROXY CARD AVAILABLE WHEN YOU CALL.

TO VOTE BY INTERNET.
--------------------

PLEASE ACCESS THE WEB PAGE AT www.voteproxy.com AND FOLLOW THE ON-SCREEN INSTRUCTIONS. HAVE YOUR CONTROL NUMBER AVAILABLE WHEN YOU ACCESS THE WEB PAGE.


                                                       ------------------------
YOUR CONTROL NUMBER IS           [graphic]
                                                       ------------------------


                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

--------------------------------------------------------------------------------

                                      PROXY

                               HOMEFED CORPORATION

   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF
                    STOCKHOLDERS, JULY 12, 2000 AT 1:30 P.M.

                     The undersigned stockholder of HomeFed Corporation (the "Company") hereby appoints Paul J. Borden, Erin Ruhe and Corinne A. Maki and each of them, as attorneys and proxies (the "Proxies"), with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at Grand Pacific Palisades Resort and Hotel, 5805 Armada Drive, Carlsbad, California 92008, Ballroom A, on July 12, 2000 at 1:30 p.m., and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

                     Receipt of the Notice of Annual Meeting of Stockholders, dated June 14, 2000, the Proxy Statement furnished therewith, and a copy of the Annual Report to Stockholders for the year ended December 31, 1999 is hereby acknowledged.

                     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND PURSUANT TO ITEM 4.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)





NY2:\924033\01\JSZL01!.DOC\76830.0244

      Please date, sign and mail your proxy card back as soon as possible!

                         Annual Meeting of Stockholders

                               HOMEFED CORPORATION

                                  July 12, 2000

       [Graphic] PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED [Graphic]

--------------------------------------------------------------------------------

[X]  Please mark your votes as in this example


Item 1. Election of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES LISTED BELOW.

FOR all nominees listed on the right    WITHHOLD AUTHORITY to vote for all         NOMINEES:
(except as marked to the contrary       nominees listed to the right.
below).                                                                            PATRICK D. BIENVENUE
                                                                                   PAUL J. BORDEN
         [ ]                                        [ ]                            TIMOTHY M. CONSIDINE
                                                                                   IAN M. CUMMING
                                                                                   MICHAEL A. LOBATZ
                                                                                   JOSEPH S. STEINBERG


(Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


----------------------------------------------------



ITEM 2.   Approval of the 2000 Stock Incentive Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH APPROVAL.

         FOR              AGAINST              ABSTAIN

         [ ]                [ ]                  [ ]


ITEM 3. Ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for 2000.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR SUCH RATIFICATION.

         FOR              AGAINST              ABSTAIN

         [ ]                [ ]                  [ ]


ITEM 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be presented to the meeting or any adjournments thereof.

Please sign and date this Proxy where shown below and return it promptly. No postage is required if this proxy is returned in the enclosed envelope and mailed in the United States.

(Signature)             (Signature if held jointly)              Date:    , 2000
           ------------                            ------------


NOTE: THE SIGNATURE SHOULD AGREE WITH THE NAME ON YOUR STOCK CERTIFICATE. IF ACTING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., YOU SHOULD SO INDICATE WHEN SIGNING. IF THE SIGNER IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF SHARES ARE HELD JOINTLY, EACH STOCKHOLDER SHOULD SIGN.

















                                       3